Exhibit 99.1

              ITT INDUSTRIES REAFFIRMS Q2 AND FY 2006 EPS GUIDANCE

    WHITE PLAINS, N.Y., May 22 /PRNewswire/ -- ITT Industries, Inc. (NYSE: ITT) Chief Executive Officer Steven Loranger will today reaffirm the company's earnings forecast of $0.75 - $0.77 per share for the second quarter and $2.91 - $2.97 per share for the full year 2006 including the impact of the adoption of FAS123R, and $3.00 - $3.06 per share for the full year excluding the impact of the adoption of FAS123R.

    Loranger's comments are to come during his presentation, scheduled to begin at 9:00am EDT today, at the Electrical Products Group 2006 Annual Spring Conference in Longboat Key, Florida.

    Loranger's entire presentation will be webcast live at:
http://www.itt.com/ir

    About ITT Industries

    ITT Industries, Inc. (http://www.itt.com) supplies advanced technology products and services in key markets including: fluid and water management including water treatment; defense communication, opto-electronics, information technology and services; electronic interconnects and switches; and other specialty products. Headquartered in White Plains, NY, the company generated $7.4 billion in 2005 sales. In addition to the New York Stock Exchange, ITT Industries stock is traded on the Pacific, Paris, London and Frankfurt exchanges.

    "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995 ("the Act"):

    Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated by the Company include general global economic conditions, decline in consumer spending, interest and foreign currency exchange rate fluctuations, availability of commodities, supplies and raw materials, competition, acquisitions or divestitures, changes in government defense budgets, employment and pension matters, contingencies related to actual or alleged environmental contamination, claims and concerns, intellectual property matters, personal injury claims, governmental investigations, tax obligations, and changes in generally accepted accounting principles. Other factors are more thoroughly set forth in Item 1. Business, Item 1A. Risk Factors, and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Industries, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and other of its filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE  ITT Industries, Inc.
    -0-                             05/22/2006
    /CONTACT:  Tom Glover, +1-914-641-2160, tom.glover@itt.com /
    /Web site:  http://www.itt.com
                http://www.itt.com/ir /
    (ITT)